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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                _______________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                                _______________

                             TRIAD HOSPITALS, INC.
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            (Exact name of registrant as specified in its charter)



                Delaware                                  75-2816101
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       (State of incorporation                         (I.R.S. Employer
            or organization)                          Identification No.)


      13455 Noel Road, Suite 2000
             Dallas, Texas                                   75240
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(Address of principal executive offices)                   (Zip Code)

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
If this form relates to the registration of a      If this form relates to the registration of a class of
class of securities pursuant to Section 12(b) of   securities pursuant to Section 12(g) of the Exchange Act
the Exchange Act and is effective pursuant to      and is effective pursuant to General Instruction A.(d),
General Instruction A.(c), please check the        check the following box. [ ]
following box. [X]
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Securities Act registration statement file number to which this form relates:
___________

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                     Name of Each Exchange on Which
        to be so Registered                     Each Class is to be Registered
        -------------------                     ------------------------------
Common Stock, $.01 Par Value                        New York Stock Exchange
Preferred Stock Purchase Rights                     New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
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                               (Title of Class)
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The class of securities to be registered hereby are the common stock, par value $.01 per share (the "Common Stock") of Triad Hospitals, Inc., a Delaware corporation (the "Company") and the associated preferred stock purchase rights (the "Rights"). The Company's Common Stock is currently listed for trading on the Nasdaq National Market System.

          For a description of the Common Stock and the Rights, see the information set forth under the caption "Description of Triad Capital Stock" in the Company's joint proxy statement/prospectus contained in the Registration Statement on Form S-4 (Registration No. 333-54238), as amended, initially filed by the Company with the Securities and Exchange Commission on January 24, 2001 (the "Registration Statement"), which is incorporated herein by reference.

ITEM 2.  EXHIBITS.

1.   Registration Statement is incorporated herein by reference.

2.   Certificate of Incorporation of the Company, incorporated by reference from
     Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q, for the quarter ended March 31, 1999.

3. Bylaws of the Company, as amended February 18, 2000, incorporated by reference from Exhibit 3.2 to the Company's Annual Report on Form 10-K, for the year ended December 31, 2000.

4. Form of Specimen Certificate for the Company Common Stock, incorporated by reference from Exhibit 4.1 to the Company's Registration Statement on Form 10 (File No. 0-29816).

5. Rights Agreement dated as of May 11, 1999 between the Company and National City Bank as Rights Agent, incorporated by reference from Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q, for the quarter ended March 31, 1999.

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                                   SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       TRIAD HOSPITALS, INC.

                                           /s/ Donald P. Fay
                                       By: ____________________________
                                           Name:  Donald P. Fay
                                           Title: Executive Vice President


Date: April 20, 2001

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